Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Stock Option Plan for Non-Employee Directors of CONMED Corporation of our report dated February 10, 1998, which appears on page F-1 of the CONMED Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.


PRICEWATERHOUSECOOPERS LLP
Syracuse, New York
March 16, 1999






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